                               EXHIBIT 4.17






                         REA Project Designation:

                            SOUTH DAKOTA 515-A



                          TELEPHONE LOAN CONTRACT

                       Dated as of September 5, 1952

                                  between

                DAKOTA COOPERATIVE TELEPHONE COMPANY, INC.

                                    and

                         UNITED STATES OF AMERICA



                 Identified as form of document presented to
               and approved by the board of directors
               trustees of the above named corporation at a meeting held September 30, 1952.


                              /s/ T.W. Diefendorf
                              Secretary of Meeting









No.    A







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               AGREEMENT, made as of September 5, 1952, pursuant to the
          Rural Electrification Act of 1936, as amended (7 U.S.C. 901 et seq.) (hereinafter called the "Act"), between DAKOTA COOPERATIVE TELEPHONE COMPANY, INC. (hereinafter called the "Borrower"), a corporation existing under the laws of the State of South Dakota, and UNITED STATES OF AMERICA (hereinafter call the "Government"), acting through the Administrator of the Rural Electrification Administration (hereinafter called the "Administrator")

          WHEREAS, it is intended that the Government shall lend and the Borrower shall borrow an amount not in excess of $1,027,000 to finance partially the acquisition, construction and operation of a telephone system in rural areas to bring telephone service to approximately 1,776 subscribers, upon the terms and conditions contained in this agreement, as from time to time amended; and

          WHEREAS, it is contemplated that the amount of such loan may be increased from time to time for purposes permitted by the provisions of the Act, as from time to time amended, and upon the terms and conditions contained in this agreement, as from time to time amended (such loan and any such increases in the amount thereof being hereinafter collectively called the "Loan"); and

          WHEREAS, the Administrator, in determining to enter into this agreement, has relied upon the representation of the Borrower to him that it is willing to furnish adequate telephone service to the widest practicable number of persons in rural areas whom it is possible to serve, and the Borrower has agreed to do so as hereinafter provided;

          NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the Borrower and the Government agree as follows:


                                 ARTICLE I

                         LOAN, NOTES AND SECURITY

          SECTION 1.1. AMOUNT AND PURPOSE. For the purpose of furnishing telephone service in rural areas, the Government shall lend and the Borrower shall borrower an amount not in excess of $1,027,000 which, together with the sum of $88,364 in equity funds to be deposited by the Borrower in the "Special Construction Account" hereinafter defined and provided for in section 2.4, shall be used to finance, pursuant to the provisions of the Act, the acquisition, construction and operation of telephone lines and facilities (hereinafter called the "Project") to be located in Counties of Clay, Hutchinson, McCook, Turner, and Yankton and in counties contiguous thereto, all in the State of South Dakota.




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          SEC. 1.2.  NOTES.  The debt created by the Loan shall be
evidenced by notes (such notes and any notes executed and delivered to refund, or in substitution for, such notes being hereinafter collectively called the "Notes") to be executed by the Borrower when and as the Administrator shall determine, payable to the order of the Government. The Notes shall bear interest at rates prescribed by applicable Federal statutes, and shall otherwise be in form and substance satisfactory to the Administrator. Interest shall accrue on the principal of each Note only in respect of amounts which shall have been advanced to the Borrower from time to time on account of the Loan and charged against such Note.

          SEC. 1.3. LOAN CLOSING. The Administrator may from time to time determine the amount required to enable the Borrower to perform its obligations hereunder. Upon notification by the Administrator to the Borrower in respect of any such determination, any reduction in the maximum amount of the loan herein provided for resulting therefrom shall be conclusive and binding upon both the Government and the Borrower, and the Administrator shall cause such one or more of the Notes as he shall select to be appropriately credited with an amount equal to such reduction, and the principal amount of such Note or Notes shall, for the purposes of this agreement, be deemed to be correspondingly reduced. When the Administrator shall determine that no further funds are required to be advanced by the Government hereunder in order to enable the Borrower to perform its obligations hereunder, the Administrator shall, at such time thereafter as he shall elect, execute and deliver to the Borrower a loan closing certificate (hereinafter called the "loan closing certificate") which shall, among other things, specify the date of the closing of the Loan and the amount of the unpaid principal of and the accrued and unpaid interest on each of the Notes.

          SEC. 1.4. SECURITY. The Notes shall be secured by a mortgage made by the Borrower to the Government (such mortgage being hereinafter called the "Mortgage"), as supplemented by such supplemental mortgages made by the Borrower to the Government as the Administrator shall from time to time require, and the Notes shall also be secured by such chattel mortgages and such supplemental or additional chattel mortgages, made by the Borrower to the Government, as the Administrator shall from time to time require (any such supplemental mortgage, and any such chattel mortgage, supplemental or additional chattel mortgage, as the case may be, being hereinafter called a "supplemental mortgage"). The Borrower shall also take such other action as the Administrator shall from time to time require to perpetuate or renew the lien of the Mortgage, or any supplemental mortgage, so long as any part of the Loan or the interest thereon shall remain unpaid. The Mortgage and all supplemental mortgages, if any, shall be in form and substance satisfactory to the Administrator and collectively shall cover all the property of the Borrower now owned or hereafter acquired.



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                                ARTICLE II

                     ADVANCES AND DISPOSITION OF FUNDS

          SECTION 2.1.  PREREQUISITES TO ADVANCES.

          (A) The Borrower shall deliver to the Government, when directed by the Administrator and in form and substance satisfactory to him, the following:

          (1) one or more of the Notes, the Mortgage and such supplemental mortgages as the Administrator shall require, all duly executed and accompanied by proof of the due recordation and filing of the Mortgage and any supplemental mortgage in every appropriate office specified by the Administrator;

          (2) evidence of appropriate corporate action authorizing the execution and delivery of the Notes, the Mortgage, and any supplemental mortgage and amendment to this agreement;

          (3) evidence that the Borrower has duly registered when and where required by law with all State and Federal authorities and obtained therefrom all authorizations, permits, and approvals to the extent required by law in order to enable the Borrower to enter into this agreement and to execute and deliver the Notes, the Mortgage, and any supplemental mortgage and amendment to this agreement;

          (4) evidence that there has been no substantial adverse change in the Borrower's financial condition or plant since the date of the last financial statement submitted by the Borrower to the Administrator;

          (5) evidence that the Borrower is not involved in or threatened with any litigation which may substantially and adversely affect the Borrower's financial condition and that there are no liens or clouds on title except the lien of the Mortgage and any supplemental mortgage, on any of its property;

          (6) evidence that the Borrower has duly adopted articles of incorporation and bylaws in form and substance satisfactory to the Administrator; and

          (7) such opinions as the Administrator may require, by counsel who shall have been previously approved by the Administrator.

          (B) No funds shall be advanced on account of the Loan until the Borrower shall have submitted evidence, satisfactory to the Administrator, that it has:


                                      -3-
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          (1)  entered into binding sales contracts, in form and substance satisfactory to the Administrator, providing for the transfer and conveyance to the Borrower of (a) all properties used or useful in the telephone business, owned or operated by Dakota State Telephone Company, including, without limitation, real estate located at Davis, in Turner County, South Dakota, at Yolin, in Yankton County, South Dakota, at Irene, in Clay County, South Dakota, and at Monroe, in Turner County, South Dakota; (b) all properties used or useful in the telephone business owned or operated by Hurley Telephone Company, including, without limitation, real estate located at Hurley, in Turner County, South Dakota; and (c) properties used or useful in the telephone business operated as a switcher line west of Hurley, South Dakota, and switched at Hurley, owned by the Northwestern Bell Telephone Company.

          (2) obtained all necessary orders or approvals of appropriate regulatory bodies, including, without limitation, certificates of convenience and necessity, and approvals of the acquisition of existing facilities listed in the preceding paragraph;

          (3) adopted a schedule of rates, satisfactory to the Administrator, and has obtained required approvals of such schedule of rates by appropriate regulatory bodies;

          (4) complied with all laws and regulations applicable to the sale or issuance of membership and equity certificates, such certificates to be in form and substance satisfactory to the Administrator;

          (5) obtained commitments or contracts, in form and substance satisfactory to the Administrator, providing for all necessary toll traffic, operator assistance and extended scope services to be provided by connecting companies;

          (6) obtained required franchises, in form and substance satisfactory to the Administrator, from all incorporated communities in which the Project will be located; and

          (7) obtained the sum of $16,860 in initial equity payments, and has deposited such sum in the Special Construction Account hereinafter defined and provided for in section 2.4 hereof;

          (C) The first advance of funds on account of the Loan, not in excess of $85,614 shall be made by the Government to the Borrower (upon compliance by the Borrower with all conditions of this agreement precedent to the advance of funds on account of the Loan) only for the purpose of enabling the Borrower to acquire the telephone facilities referred to in section 2.1(B)(1) hereof. Thereafter, the Government shall be under no obligation to make any further advances on account of the Loan until the

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Borrower shall have submitted proof, satisfactory to the Administrator, that it has obtained and recorded duly authorized and executed deeds and bills of sale transferring and conveying the acquired properties to the Borrower, in accordance with the terms of the sales contracts previously approved by the Administrator.

          SEC 2.2. REQUISITIONS. The Borrower shall from time to time submit to the Administrator requisitions in such form and detail as the Administrator shall prescribe requesting the Government to make advances on account of the Loan. Each requisition shall be accompanied by the following:

          (a) evidence satisfactory to the Administrator that the construction of the Project effected to the date of the requisition complies with the provisions hereof;

          (b) a certificate signed by such officers or employees of the Borrower as shall be acceptable to the Administrator, which shall specify all payments not previously accounted for theretofore made by the Borrower from funds in the Special Construction Account provided for in section 2.4 hereof;

          (c) a statement, in such form and detail as the Administrator shall prescribe, setting forth the purposes for which it is intended the requested advance will be used by the Borrower; and

          (d) such information, opinions, documents and proofs, of whatever kind and nature, in addition to the foregoing, as may reasonably be requested by the Administrator.

          SEC. 2.3. ADVANCES. The Government, upon receipt of a requisition and accompanying documents complying with the provisions of section 2.2 hereof shall, within a reasonable time thereafter, if the Borrower has complied with the provisions of section 2.1 hereof and all other conditions precedent to the advance of funds on account of the Loan to the satisfaction of the Administrator, make an advane to the Borrower sufficient for such of the purposes specified in the statement of purposes accompanying the requisition as the Administrator shall approve. The Administrator may at any time, as a condition to making any advance on account of the Loan, require compliance by the Borrower with any one or more of the terms and conditions of this agreement to be performed by the Borrower. Advances made by the Government pursuant to this section 2.3 shall be charged by the Government against any one or more of the Notes in such manner and in such amounts as the Administrator shall determine. The Government shall be under no obligation to make advances on account of the Loan after the date of the closing of the Loan specified in the loan closing certificate.



                                      -5-
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          SEC. 2.4.  SPECIAL CONSTRUCTION ACCOUNT.  The Borrower shall hold all moneys advanced to it by the Government hereunder in trust for the Government and shall deposit such moneys promptly after the receipt thereof in a bank or banks which shall meet the requirements specified in section 4.4 hereof. Any account (hereinafter called "Special Construction Account") in which any such moneys shall be deposited shall be designated by the corporate name of the Borrower followed by the words "Trustee, REA Construction Fund Account". All loan funds in any Special Construction Account shall be used solely for the purposes specified in section 1.1 hereof. The Borrower shall also deposit in the Special Construction Account, at such time or times as the Administrator may direct, on the same terms and conditions, subject to the same requirements regarding requisitions, and for the same purposes as funds advanced on account of the Loan the sum of $88,364, obtained by the Borrower in accordance with section 4.21 hereof (hereinafter called the "equity funds"). Until the aggregate amount of withdrawls from the Special Construction Account shall equal or exceed the amount of the equity funds, they shall be deemed to have been made from the equity funds and not from funds advanced by the Government to the Borrower. Subject to the provisions of section 5.2(c) hereof, moneys in any Special Construction Account may be withdrawn only upon checks, drafts or orders signed on behalf of the Borrower and countersigned by an executive officer thereof.

          SEC. 2.5. UNEXPENDED LOAN FUNDS. Any funds advanced on account of the Loan remaining unexpended in any Special Construction Account upon the closing of the Loan shall be forthwith remitted by the Borrower to the Government and a credit in respect thereof allowed against any one or more of the Notes to be designated by the Administrator.

          SEC. 2.6. COMPLIANCE WITH RESTRICTIONS ON USE OF MATERIALS. No advances will be made on account of the Loan for the construction of any part of the Project with respect to which the Borrower shall have failed to submit to the Government evidence satisfactory to the Administrator that the Borrower has obtained from the appropriate agency or agencies of the Government all necessary orders or approvals with respect to the use of the materials required for the construction of such part of the Project. No construction shall be undertaken except in accordance with authorizations or regulations of the Office of Defense Mobilization or any other Federal agency having jurisdiction in the premises.

          SEC. 2.7. TERMINATION OF ADVANCES. If, within three years from the date hereof, or, in case this agreement is amended to provide for an increase in the amount of the Loan, then within three years from the date of the latest such amendment, the Borrower has not complied with all conditions precedent to the advance of the maximum amount of the Loan, including the submission of requisitions therefor in compliance with section 2.2 hereof, the Administrator may, at any time or times thereafter, request the Borrower in writing to advise the Administrator whether the Borrower will require any further advances on account of the Loan and, if

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so, to submit evidence to the Administrator, within thirty days, of the
Borrower's need for additional time for compliance with such conditions. Upon consideration of such evidence, if any, and all other relevant circumstances, the Administrator may, in his discretion, by written notice to the Borrower, terminate any obligation to advance all of any part of the funds on account of the Loan not previously advaned to the Borrower, and such action by the Administrator shall be conclusive.

                                ARTICLE III

                               CONSTRUCTION

          SECTION 3.1. CONTRACT AND FORCE ACCOUNT. The Borrower shall cause the project to be constructed under contract by a responsible contractor or contractors approved by the Administrator, except to the extent that the Administrator shall permit the Borrower to construct by force account any portion of the Project. The term"force account" shall mean construction by the Borrower and the furnishing by the Borrower of all labor, transportation, materials, tools, supplies, and equipment used in connection therewith. Force account construction shall be prosecuted subject to such terms and conditions as the Administrator shall prescribe and the Borrower shall keep accurate and detailed records of all costs and expenses in connection therewith. The Project shall be constructed in such sections as the Administrator shall direct.

          SEC.3.2. COMMENCEMENT AND COMPLETION. The Project shall be constructed in accordance with the approved plans and specifications hereinafter provided for, the provisions of this agreement and all contracts and subcontracts made pursuant hereto. Construction of the respective sections of the Project shall be commenced promptly after the Government shall have notified the Borrower to commence such construction, and the Borrower shall cause such construction to be prosecuted diligently and to be completed within such reasonable time as the Administrator shall prescribe, unless prevented from so doing by causes beyond the control and without the fault or negligence of the Borrower, including fires, floods, strikes, and unusually severe weather conditions . The Borrower shall cause the Project to be completed in such manner that it shall be free and clear of all liens and lawful claims for liens except the liens of the Mortgage and any supplemental mortgage.

          SEC.3.3. BIDDING. The Borrower shall, if the Administrator shall so require, invite bids for construction work pertaining to the Project, and for materials, equipment, or supplies to be used therein, and the Borrower shall include all persons designated by the Administrator among those invited to submit bids. If the Administrator shall so require, the Borrower shall open bids in the presence of a representative of the Administrator and, in any event the Borrower shall open all bids publicly at the time and place which shall have been specified in the notice to bidders. The Borrower shall award each contract to the lowest responsible

                                      -7-
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bidder, unless all bids are rejected or the Administrator shall approve the award of the contract to another responsible bidder upon a showing that the award of the contract to such bidder is in the best interests of the Borrower.

          SEC. 3.4. INSPECTION BY ADMINISTRATOR. The Administrator may supervise the construction and equipment of the Project, and shall have the right to inspect, examine, and test all work and materials, and the Borrower shall provide reasonable facilities therefor for the use of the Administrator and his agents. The Administrator may reject any defective material or workmanship and require that any such material shall be replaced with proper material and that any such workmanship shall be corrected.

          SEC. 3.5. CERTIFICATES AND MAPS. The Borrower shall, at such times as the Administrator shall determine, furnish to the Government
(a) such certificates of the approved engineer and of the officers and employees of the Borrower as the Administrator shall require with respect to construction of the Project, or any section thereof, and the cost thereof; (b) a complete and detailed inventory and description of the Project, or any section thereof; and (c) a map or maps, in form satisfactory to the Administrator, showing the location and classification of all exchanges, lines and other properties of the Borrower except those, if any, not directly connected with the Project.


                                ARTICLE IV

                           PARTICULAR COVENANTS

          SECTION 4.1. APPOINTMENTS BY BORROWEr. The Borrower shall designate, subject to the Administrator's approval: (a) one or more engineers (who may be a member or members of the Borrower's engineering staff, if any, or an engineer or engineers regularly employed by the Borrower) who shall perform the engineering services involved in the construction of the Project or the several parts thereof, and execute all certificates and other instruments pertaining to engineering details required hereunder to be delivered to the Government; and (b) a person (who may be regularly employed by the Borrower) who, subject to the general policies fixed by the board of directors for the conduct of the Borrower's business, shall have active charge of the management and operations of the Borrower (the person so approved being hereinafter called the "Manager").

          SEC. 4.2. SUBMISSION OF PLANS, SPECIFICATIONS AND CONTRACTS WITH THIRD PARTIES. The Borrower shall submit, when the Administrator shall so require and subject to the Administrator's approval:

          (a) plans and specifications for the construction of each section of the Project as shall be designated by the Administrator,

                                      -8-
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     identified by the signature of the approved engineer for such section or sections, and, if the Administrator shall so require, certified by the secretary of the Borrower as having been approved by the board of directors thereof;

          (b) a contract or contracts for the construction of the section of the Project designated by the Administrator;

          (c) a contract or contracts with an approved engineer for all necessary engineering services in connection with the construction of the several sections of the Project;

          (d) contracts for toll traffic, operator assistance and extended scope and for joint use of facilities;

          (e) contracts for the acquisition of existing facilities to be included in the Project;

          (f) an option or options or contract or contracts, as the case may be, for the purchase, lease or other acquisition of land for use in connection with the construction or operation of the Project or any part thereof; and

          (g) a contract for the employment of a Manager and such other managerial personnel as the Administrator shall specify.

          SEC. 4.3. CONTRACTS SUBJECT TO THE ADMINISTRATOR'S APPROVAL. Unless the effectiveness of each such contract shall be conditioned upon the approval of the Administrator, the Borrower shall not enter into any contracts for:

          (a)  the construction of any portion of the Project;

          (b) engineering services pertaining to the construction of the Project;

          (c) the interchange of traffic and the division of toll revenues;

          (d) the joint use of telephone, telegraph or electric facilities;

          (e) the purchase in excess of $2,000 in any one instance of materials, equipment or supplies for use in connection with the construction or operation of the Project;

          (f) the acquisition of existing facilities to be included in the Project;


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
          (g) the purchase, lease or other acquisition of land for use in connection with the construction or operation of the Project;

          (h)  management, accounting or other like services; and

          (i)  operator assistance services and extended scope service.

          SEC. 4.4. DEPOSIT OF FUNDS. The Borrower shall not deposit or allow to remain on deposit any of its funds, regardless of the source thereof, in any bank which is not insured by the Federal Deposit Insurance Corporation, or the successor thereof. The Borrower shall inform the Administrator of the names of the banks which it has selected for deposit of its funds.

          SEC. 4.5. EASEMENTS AND PERMITs. The Borrower shall submit to the Government, when required by the Administrator, evidence satisfactory to the Administrator that the Borrower has obtained such easements from landowners and releases from lienors and such franchises, authorizations, permits, licenses, certificates of public convenience and necessity, approvals, and orders from public bodies and others, as the Administrator shall deem necessary or advisable in connection with the Project or the Loan. If required so to do by the Administrator, the Borrower shall cause such easements and releases to be recorded in appropriate offices of record. Except with the consent of the Administrator, none of the funds advanced on account of the Loan and none of the equity funds shall be used by the Borrower to pay for easements obtained from landowners, or for releases of liens affecting easements.

          SEC. 4.6. AREA COVERAGE. The Borrower shall furnish adequate telephone service to the widest practicable number of persons in rural areas, and, subject to applicable laws, rules, regulations and orders of regulatory bodies, shall, in the performance of such obligation, use the funds in the Special Construction Account and such other funds as may from time to time be available to it, either from surplus earnings, from additional loans made to the Borrower by the Government, from increased capital derived through the sale of additional memberships or otherwise as the Borrower may elect, to extend service to all persons (hereinafter called "applicants") in rural areas in the Borrower's telephone service area (as such area is shown on the map which is a part of the Borrower's application for the Loan, and which map, as revised by agreement between the Borrower and the Administrator is incorporated herein by reference hereto) who shall (a) desire such service and (b) shall meet all reasonable requirements established by the Borrower as a condition of service. The extension of service to all applicants in the telephone service area of the Borrower is of the essence of the Borrower's obligations under this agreement, and the failure or neglect of the Borrower to perform such obligation shall be deemed to be an event of default hereunder and under the Mortgage and any supplemental mortgage.

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          SEC. 4.7.  BOOKS AND RECORDS.  The Borrower shall at all times keep, in accordance with methods of accounting prescribed by the Administrator, but subject to applicable laws and rules and regulations of regulatory bodies, and shall safely preserve, books, records and accounts in which full and true entries shall be made of all the dealings, business and affairs of the Borrower. The Government, through its agents, or through certified public accountants approved by the Administrator, to be employed by the Borrower at its expense when so requested by the Administrator, shall at all times during reasonable business hours have access to and the right to inspect and make copies of all such books, records, and accounts and all invoices, contracts, leases, pay-rolls, canceled checks, statements, plans, specifications, drawings, and other documents and papers of every kind belonging to or in the possession of the Borrower in any wise pertaining to the Project. The Borrower, at such times as the Administrator may designate, such submit to the Government financial and operating reports in such form as shall be acceptable to the Administrator.

          SEC. 4.8. MORTGAGE COVENANTs. The Borrower shall perform all covenants by it to be performed under the Mortgage and any supplemental mortgage.

          SEC. 4.9. CONTRACTOR'S BONDS. The Borrower shall forthwith, upon receipt thereof, deliver to the Administrator any contractor's or subcontractor's bond relating to the construction of the Project.

          SEC. 4.10. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants as follows:

          (a) it is a corporation duly organized, existing and in good standing under the laws of the State specified in the introductory paragraph of this agreement and has corporate power to enter into this agreement and perform every act required to be performed by it hereunder;

          (b) all proceedings prerequisite to the valid execution of this agreement by it have been duly taken and all required authorizations therefor have been secured; and

          (c) it has not entered into any contract for the construction of any portion of the Project, or for engineering or for other services pertaining to the construction or operation of the Project, or for the purchase of materials, equipment or supplies for use in connection with the construction or operation of the Project, unless such contract has (1) been approved by the Administrator, (2) will be submitted for the approval of the Administrator or (3) the effectiveness thereof has been made subject to the approval of the Administrator;

          (d) every statement contained in this agreement and in every other document, statement, certificate and opinion submitted to the Government by it or in its behalf is true and correct.

          SEC. 4.11. FEES AND COMMISSIONS. No fee or commission has been or shall be paid and no agreement therefor has been or shall be entered into by the Borrower or any of its officers, employees, agents, or representatives in order to obtain the Loan.

          SEC. 4.12. "BUY AMERICAN" CLAUSE. The Borrower shall use or cause to be used in connection with the expenditures of funds advanced on account of the Loan only such unmanufactured articles, materials, and supplies as have been mined or produced in the United States, and only such manufactured articles, materials, and supplies as have been manufactured in the United States substantially all from articles, materials, or supplies mined, produced , or manufactured, as the case may be, in the United States, except to the extent the Administrator shall determine that such use shall be impracticable or that the cost thereof shall be unreasonable.

          SEC. 4.13. NON-DISCRIMINATION CLAUSE. The Borrower, in the performance of this agreement, shall not discriminate against any employee or applicant for employment in regard to hire, tenure, terms or conditions of employment because of race, creed, color or national origin. The Borrower shall include in every contract involving the employment of persons hereafter negotiated or renegotiated with any third party or parties a provision obligating such party or parties not to discriminate in performing the work required by such contract against any employee or applicant for employment in regard to hire, tenure, terms or conditions of employment because of race, creed, color or national origin.

          SEC. 4.14. EVIDENCE OF FEASIBILITY. The Borrower shall, whenever requested so to do by the Administrator, submit evidence satisfactory to the Administrator of the economic and engineering feasibility of each part of the Project designated by the Administrator.
If the Borrower shall fail to submit such evidence with respect to any such part, the Government may refuse to make any advance or further advances hereunder (in which case the Administrator may execute and deliver to the Borrower a loan closing certificate as described in section 1.3 hereof) or the Administrator may determine that such part shall not be constructed and in such event the Borrower shall not construct such part. Any determination by the Administrator hereunder shall be conclusive and binding upon both the Government and the Borrower.

          SEC. 4.15. PROOF OF TITLE. No funds shall be advanced on account of the Loan to finance the acquisition of any real property by the Borrower, or any construction thereon, until the Borrower shall have submitted evidence satisfactory to the Administrator that it has acquired or will acquire such right, title or interest in such real property as the Administrator may require.

          SEC. 4.16. COMMENCEMENT OF OPERATION. The Borrower shall not operate any portion of the Project until the Borrower shall have furnished evidence satisfactory to the Administrator that (a) such portion of the Project has been properly constructed and is ready to be operated,
(b) there are sufficient subscribers ready to take service to permit the economical operation of such portion of the Project, and (c) the Borrower has complied with the provisions of the Mortgage concerning insurance in respect of such portion of the Project. The Borrower shall not serve any subscriber through the Project until the Borrower shall have furnished evidence satisfactory to the Administrator that the telephone wiring and equipment installed in such subscriber's premises are of a type and quality, and have been installed, in accordance with the approved plans and specifications.

          SEC. 4.17. OPERATING AND MAINTENANCE PROCEDURES. The Borrower shall, subject to applicable laws, rules, regulations and orders of regulatory bodies, operate and maintain the Project in accordance with operating and maintenance procedures and practices satisfactory to the Administrator. The Borrower shall inaugurate and carry out such personnel training programs, office procedures and equipment maintenance programs as the Administrator may specify.

          SEC. 4.18. MINUTES. The Borrower shall promptly submit to the Government certified copies of the minutes of all meetings of its members and of its directors.

          SEC 4.19. SIGNS AND POLE MARKING. The Borrower shall erect and maintain during the construction of the Project, in an appropriate place where construction work on the Project is being prosecuted, a sign which shall be subject to the approval of theAdministrator, bearing the legend "Rural Electrification Administration Telephone Project under Federal Government Loan", or such other legend of similar import as the Administrator may designate. The Borrower shall at all times identify all poles owned by it in such manner as the Administrator shall direct.

          SEC. 4.20. SUPERVISOR: APPOINTMENT AND POWERS. If the construction of the Project, or any part thereof, shall not proceed in accordance with the terms hereof, or if, in the opinion of the Administrator, action is necessary to protect the Government's security for the Loan or is essential to achieve the objectives for which the Loan is made, the Administrator may appoint, as the representative of the Government, a supervisor (hereinafter called the "Supervisor") for the Project or other property of the Borrower necessary to the construction or operation of the Project and shall notify the Borrower of such appointment and the duration thereof. The Supervisor shall take such steps as he deems necessary to assure construction or operation of the Project in accordance with the terms hereof, or such portion or portions thereof as may be designated by the Administrator, or to assure performance of any obligations which the Borrower may be obligated to perform pursuant to the provisions of section 4.6 hereof, or to preserve the security of the Loan and shall have the power to operate the Project and other property of the Borrower necessary to the operation of the Project, and do all things reasonably incident to the exercise of the powers herein granted, including, without limitation, directing the conservation of any funds of the Borrower, the collection of all debts due it, directing the payment of all expenses of the Borrower from any of its funds, termination of the employment of such employees of the Borrower as he shall determine upon and the employment of such persons, on such terms and conditions as he may designate, as he shall deem necessary to assist him in carrying out his functions. The salaries and expenses of all employees appointed by the Supervisor shall be paid by the Borrower, provided, however, that the salaries and expenses of the Supervisor and of any assistants who shall be employees of the Government shall not be payable by the Borrower unless and to the extent that the Administrator, upon written notification to the Borrower shall so require. So long as the appointment of the Supervisor shall be in effect, all checks, drafts, and orders drawn on any bank account maintained by the Borrower shall be countersigned by the Supervisor, except that, if the proper officers or employees of the Borrower shall refuse to sign any such check, draft or order, the Supervisor shall have full power and authority to sign such check, draft or order for the Borrower without the requirement of any other signature thereon, if the Supervisor shall certify to the bank upon which such check, draft or order is drawn that the same is required to carry out the obligations of the Borrower hereunder. The Borrower hereby constitutes the Administrator its agent for the purpose of notifying any bank in which any account of the Borrower shall be maintained of the appointment of a Supervisor and of the provisions hereunder with respect thereto, and agrees that such notice shall include a direction to any such bank with respect to the signing or countersigning of the checks, drafts or orders drawn on any such account as in this section provided. The Borrower shall comply with all reasonable instructions of the Supervisor incident to carrying out the obligations of the Borrower hereunder or the performance of the functions of the Supervisor.

          SEC. 4.21. EQUITY FUNDS. The Borrower shall submit to the Administrator, with each requisition submitted by the Borrower pursuant to section 2.2 hereof, evidence that it has collected and deposited in the Special Construction Account equity payments averaging $49.64 for each of the subscribers acquired in connection with the acquisition of the facilities described in section 2.1(B)(1) hereof, before telephone service to such acquired subscriber was improved by the Borrower, and averaging $50 for each of all other subscribers before telephone service to such new subscriber was initially furnished by the Borrower, until a total of $88,364 in equity funds on behalf of a total of $1,776 subscribers has been collected and deposited.

                                 ARTICLE V

                      EVENTS OF DEFAULT AND REMEDIES

          SECTION 5.1. EVENTS OF DEFAULT. The happening of any of the following events (hereinafter called "events of default") shall constitute a default by the Borrower hereunder:

          (a) any failure to perform, or any violation of, any term, covenant, promise, condition, or agreement on the part of the Borrower to be performed hereunder at the time and in the manner herein provided;

          (b) any breach of any warranty or any material or substantial inaccuracy in any representation on the part of the Borrower; or

          (c) any event of default which is specified in the Mortgage or any supplemental mortgage.

          SEC. 5.2. REMEDIES UPON DEFAULT. Upon the happening of any event of default, as specified in section 5.1, the Government or the holder or holders of any one or more of the Notes, as their respective interests may appear, may exercise any one or more of the following rights, privileges, powers, and remedies, to the extent that the exercise thereof is not prohibited by law:

          (a) refuse to make any advance or any further advances on account of the Loan, but any advance thereafter made by the Government shall not constitute a waiver of such default;

          (b) declare all unpaid principal of and all interest accrued on any or all of the Notes held by such holder or holders (which may include the Government) to be due and payable immediately and upon such declaration all such principal and interest shall become due and payable immediately, anything herein or in any other agreement to which the Borrower shall be a party, or in the Notes or in the Mortgage or any supplemental mortgage to the contrary notwithstanding;

          (c) enter upon and take possession of the Project, take possession of and utilize any and all equipment, materials, tools, supplies, and appliances wherever located belonging to the Borrower, take possession of any funds in any Special Construction Account, take possession of all books, papers, records, documents, accounts, and plans and specifications of the Borrower relating to the Project, and complete or cause to be completed, by contract or otherwise, the construction of the Project, or such portion thereof as the Administrator may select, for the account of the Borrower, and the amount paid therefor by the Government shall be considered an advance on account of the Loan and if said amount, together with prior advances, is in excess of the maximum amount which the Government would otherwise be required to advance hereunder, the Borrower shall immediately pay to the Government the amount of such excess; or

          (d)  appoint a Supervisor pursuant to section 4.20 hereof; or

          (e) exercise any and all rights, privileges, remedies, powers, claims, and demands which the Borrower may have against third persons in any way relating or pertaining to the construction of the Project and, for such purpose, the Borrower does hereby assign, transfer, and set over to the Government any and all such rights, privileges, remedies, powers, claims, and demands, except such as by law are not transferable or assignable, which the Borrower hereby agrees to hold, together with any and all proceeds resulting therefrom, in trust for the benefit of the Government and the holder or holders of the Notes, as their respective interests may appear.

          SEC. 5.3. REMEDIES CUMULATIVE. Every right, privilege, power or remedy herein or in the Notes or in the Mortgage or in any supplemental mortgage conferred upon or reserved to the Government or any holder or holders of the Notes shall be cumulative and shall be in addition to every other right, privilege, power, and remedy now or hereafter existing at law or in equity or by statute. The pursuit of any right, privilege, power or remedy shall not be construed as an election.


                                ARTICLE VI

                               MISCELLANEOUS

          SECTION 6.1. MEMBERS OF CONGRESS. No Member of or Delegate to the Congress of the United States shall be admitted to any share or part of this agreement or to any benefit to arise herefrom other than the receiving of telephone service through the Project on the same terms accorded others served through the Project.

          SEC. 6.2. FALSE CLAIMS AND THE "KICK BACK" STATUTE. The Borrower and each of the officers signing this agreement respectively acknowledge that they have received copies of sections 286, 287, 641, 1001 and 1361 of Title 18, United States Code, Crimes and Criminal Procedure, and regulations issued pursuant to Public Act No. 324, 73d Congress (40 U.S.C. 276 (b) (c)), commonly called the "Kick Back" Statute.

          SEC. 6.3. DEFINITIONS. Whenever the following terms are used in this agreement, unless the context indicates another or different meaning or intent, they shall be construed to have meanings as follows:

          (a) "Administrator" means the Administrator of the Rural Electrification Administration or his duly authorized representative or any other person or authority in whom may be vested the duties and functions relating to loans for telephone service in rural areas made pursuant to the Act which the Administrator is now or may hereafter be authorized by law to perform;

          (b) "plans and specifications" means the plans and specifications for the Project originally approved by the Administrator and shall include such changes and modifications thereof as may from time to time be agreeed upon by the Borrower and the Government;

          (c)  "note" includes bond;

          (d) "section", as used in the phrase "section of the Project", or "section of the System" or the like, means any part of the Project or System; and

          (e) "construction" includes "acquisition", and the word "construct" includes the word "acquire".

          SEC. 6.4. APPROVALS IN WRITING. No counsel, engineer, manager or other person, or instrument, or act of the Borrower, who or which shall be subject to the approval of the Administrator, shall be deemed to be approved unless and until the Administrator shall have given such approval in writing.

          SEC. 6.5. WAIVER. The Administrator, in his absolute discretion and upon such terms and conditions as he may determine, may waive the performance or doing of any one or more of the acts to be performed or things to be done by the Borrower, and any provision hereof may be modified or amended by mutual consent of the Borrower and the Administrator. The Borrower shall not claim any modification, amendment, rescission, release, or annulment of any part hereof except pursuant to a written instrument subscribed by the Administrator. The approval by or on behalf of the Administrator of any advance of funds on account of the Loan shall constitute a finding of sufficient performance by the Borrower of all acts prerequisite to such advance or a waiver thereof; provided, however, that any such waiver shall be effective only with reference to such advance and shall not preclude the Administrator from requiring full performance of the acts so waived as a prerequisite to any subsequent advance.

          SEC. 6.6. NON-ASSIGNABILITY. The Borrower shall not assign this agreement or any part hereof or any moneys due or to become due hereunder.

          SEC. 6.7. DESCRIPTIVE HEADINGS; SEPARABILITY. The descriptive headings of the various articles and sections hereof were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. The invalidity of any one or more phrases, clauses, sentences, paragraphs, or provisions of this agreement shall not affect any remaining portion or portions hereof.

          SEC. 6.8. NOTICES. All demands, notices, approvals, designations, or directions permitted or required to be made upon or given to the Borrower hereunder shall be mailed to the Borrower at Irene, South Dakota, or such other address as the Borrower shall designate in writing to the Administrator. All notices, designations, or communications permitted or required to be given or sent to the Government or the Administrator hereunder shall be mailed to the Administrator at Washington 25, D.C., or such other address as the Administrator shall designate in writing to the Borrower.

          SEC. 6.9. DURATION OF AGREEMENT. Except where otherwise required by the context, all provisions of this agreement shall continue in full force and effect until all amounts owing by the Borrower to the Government on account of the Loan shall have been paid, and upon such payment, this agreement shall be deemed to have been fully performed.

          SEC. 6.10. COUNTERPARTS. This agreement may be simultaneously executed and delivered in two or more counterparts, each of which so executed and delivered shall be deemed to be an original, and all shall constitute but one and the same instrument.

          IN WITNESS WHEREOF the Borrower has caused this agreement to be signed in its corporate name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, and the Government has caused this agreement to be duly executed, all as of the day and year first above written.

                              DAKOTA COOPERATIVE TELEPHONE
                              COMPANY, INC.


                              by  /s/ B. Maynard Christenson
                                             President
(Seal)

Attest:  /s/ T.W. Diefendorf

               Secretary

                              UNITED STATES OF AMERICA

                              by  /s/ Wm. C. Wise

                                        Acting Administrator
                                                  of
                              Rural Electrification Administration